Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Jaehyun Park, Executive Vice President and Chief Financial Officer of OP Bancorp (the “registrant”), hereby certifies that, to the best of knowledge::
(1)The registrant’s Quarterly Report on Form 10-K for the year ended December 31, 2024 to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 28, 2025	By:	/s/ JAEHYUN PARK
Jaehyun Park
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)